Exhibit 10.7

                              INFINITE GROUP, INC.
                                 2364 Post Road
                           Warwick, Rhode Island 02886

                                  June 30, 2000


Mr. Clifford G. Brockmyre II
Infinite Group, Inc.
2364 Post Road
Warwick, RI 02886

Dear Mr. Brockmyre:

      Reference is made to a certain Employment Agreement dated July 1, 1996 (the "Employment Agreement") between Infinite Group, Inc. (the "Company") and you (the "Executive"). This letter will confirm the following agreements:

      1. The Employment Agreement is hereby extended for a term of three (3) years ending June 30, 2003.

      2. Notwithstanding anything to the contrary contained in the Employment Agreement, the Company agrees to obtain and maintain at the Company's expense insurance on the Executive's life in the amount of $1,000,000 throughout the term of the Employment Agreement, as extended by this letter, which insurance shall be payable to the Executive's estate or as he may otherwise direct. Such insurance shall be in addition to all other insurance to which the Executive is entitled under the Employment Agreement.

      3. The Agreement, as modified by the terms hereof, is hereby confirmed.

      Please confirm the foregoing by signing in the space below.

                               Sincerely,

                               INFINITE GROUP, INC.


                               By: /s/ Bruce J. Garreau
                                       ----------------
                                       Bruce J. Garreau
                                       Chief Financial Officer
                                       As directed by the Compensation Committee
                                       Board of Directors
                                       Infinite Group, Inc.

Confirmed:

/s/ Clifford G. Brockmyre II
----------------------------
Clifford G. Brockmyre II